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                                                                    EXHIBIT 10.6

                         MORTGAGE AND SECURITY AGREEMENT
                                (Revolving Loan)

      THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage"), dated as of July _____, 1993, is executed and delivered by ORIOLE HOMES CORP., a Florida corporation, (the "Mortgagor" or "Borrower") having its principal place of business at Suite 200, 1690 South Congress Avenue, Delray Beach, Florida 33445-6327, to OHIO SAVINGS BANK, an Ohio corporation (the "Mortgagee"), having its principal place of business at l80l East Ninth Street, Cleveland, Ohio 44ll4, under the circumstances summarized in the following recitals:

      A. In consideration for a revolving line of credit in the maximum amount of Ten Million Dollars ($10,000,000.00)(the "Loan") made by Mortgagee to Borrower, Borrower has executed and delivered to Mortgagee a certain Revolving Mortgage Note of even date herewith in the maximum principal amount of the Loan as aforesaid, payable in full as to principal and accrued interest on June 30, 1996 (the "Note");

      B. This Mortgage secures the payment of the unpaid principal balance of the Note, together with interest as therein provided and any other obligations of the Borrower pursuant to said Note, this Mortgage, the Revolving Loan Agreement of even date herewith between Borrower and Mortgagee (the "Agreement") and any other documents or instruments evidencing or securing the Loan or otherwise executed in connection with the Loan and any partial or total extensions, renewals, modifications, amendments, restatements or substitutions thereof or therefor (collectively referred to herein as the "Loan Documents");

      C. It is intended that this Mortgage may secure unpaid balances of advances made after this Mortgage is delivered to the Clerk of the Circuit Court of Palm Beach County, Florida.


This Instrument Prepared By:

Marc W. Freimuth, Esq.
Ohio Savings Plaza
1801 East Ninth Street
Cleveland, Ohio  44114


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      NOW,  THEREFORE,  in  consideration  of the  Loan  made  by  Mortgagee  to
Borrower, as evidenced by the Note, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing: (i) all payments to be made by the Borrower pursuant to the Note, the Mortgage and/or any other Loan Document, (ii) any future or additional advances made at the option of Mortgagee as contemplated herein, (iii) any amounts advanced or costs incurred by the Mortgagee for the protection of the Mortgaged Property (as hereinafter defined) or the enforcement of this Mortgage, the Note, the Agreement and/or any other Loan Document, (iv) any other cost or expense which, by the terms of this Mortgage, the Note, the Agreement and/or any other Loan Document, may be the subject of reimbursement to Mortgagee by Mortgagor, and (v) the performance and observance of each covenant and agreement of the Borrower contained in this Mortgage, the Note, the Agreement and/or any other Loan Document, the Mortgagor does hereby grant, bargain, sell, convey, mortgage, assign, grant a security interest in and transfer unto the Mortgagee, its successors and assigns, the following property whether now owned or hereafter acquired (the "Mortgaged Property"):

      (a) The land described in Exhibit A attached hereto (the "Land"), together with all buildings, structures, additions, improvements, facilities and fixtures and other property, now or hereafter located in, upon or under or based at, such land (the "Premises");

      (b) All easements, rights of way or use, licenses, privileges, franchises, servitudes, tenements, hereditaments and appurtenances now or hereafter belonging or in anyway appertaining thereto, including, without limitation, all right, title and interest of the Mortgagor in any street, alley, sidewalk, open or proposed, and in front of, adjoining or adjacent or contiguous thereto, and all rights and estates in reversion or remainder;

      (c) All leases, rentals, revenues, payments, repayments, income, charges, moneys, issues and profits thereof;

      (d) The proceeds from any insurance or condemnation award pertaining thereto, or compensation in lieu thereof, including but not limited to any award or compensation for the alteration of the grade of any street or any other injury to or decrease in the value of the Mortgaged Property;

      (e) All of Mortgagor's right, title, interest, estate, claim or demand, either at law or in equity, in and to all architectural, engineering and similar plans, specifications, drawings, renderings, profiles, studies, shop drawings, reports, plats, permits, surveys and the like, and all sewer taps, permits and allocations, agreements for utilities, bonds, sureties and the like, relating to the Premises or appurtenant facilities erected or to be erected upon or about the Land;



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      (f)     All proceeds of the conversion,  voluntary or involuntary,  of any of the foregoing into cash or liquidated claims, including, without limitation, the proceeds of insurance;

      (g) All contracts and other agreements for the sale of any of the Mortgaged Property or any part thereof or interest therein now or hereafter entered into by Mortgagor, and all right, title and interest of Mortgagor thereunder, including, without limitation, all right, title and interest of Mortgagor in cash or securities deposited thereunder to secure performance by the contract purchasers of their obligations thereunder, and including, without limitation, the right to receive and collect the proceeds thereof; provided that, so long as no Event of Default has occurred hereunder, the Mortgagor shall have the right to receive, retain and use any and all amounts paid pursuant to any such agreements, including without limitation security or other deposits, upon, but not prior to, accrual, and to retain possession of any and all such contracts and agreements;

      (h) All of Mortgagor's rights, powers and privileges (but not the burdens and obligations) under any construction contract or architect's (or engineer's) agreement now or hereafter entered into by Mortgagor relating to the Mortgaged Property, and all bonds and surety agreements related thereto, provided that Mortgagor shall be entitled to exercise any and all rights pursuant thereto and to receive any and all amounts payable pursuant to any of the foregoing at, but not prior to, accrual, so long as no Event of Default has occurred;

      (i) All contracts and other agreements, if any, relating to the sale, lease, brokerage, development, management, maintenance and/or operation of the Mortgaged Property (or of any part thereof or interest therein) or otherwise pertaining thereto, provided that, so long as no Event of Default has occurred hereunder, the Mortgagor shall have the right to receive, retain and use any and all amounts paid pursuant to any such agreements, including without limitation security or other deposits, upon, but not prior to, accrual, and to retain possession of any and all such contracts and agreements;

      (j) All rights of Mortgagor under any commitment for any other loan secured by the Mortgaged Property or any part thereof or interest of Mortgagor therein;

      (k) All right, title and interest of Mortgagor in all tradenames, trademarks and/or servicemarks hereinafter used in connection with the Mortgaged Property (including without limitation subdivision or community names, but not including the name of the Borrower or any of its Affiliates or the word "Oriole") and all contract rights and contracts, franchise agreements, general intangibles, actions and rights of action, deposits, prepaid expenses, permits, licenses owned by Mortgagor and used in connection with or related to the Mortgaged Property;



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      (l)     All   machinery,   apparatus,   equipment,   fittings,   fixtures,
              inventory, appliances, furniture and articles of personal property of every kind and nature whatsoever, other than consumable goods, now or hereafter located in or upon said Premises or any part thereof owned by Mortgagor and used or useable in connection with
              any  present  or  future   operation  of  said  Premises   (herein
              collectively called "Equipment"), including, but without limiting the generality of the foregoing, all heating, lighting, laundry,
              incinerating,   plumbing,   lifting,  cleaning,   fire-prevention,
              fire-extinguishing, refrigerating, ventilating, communications, air-conditioning and air-cooling equipment or apparatus, engines, pipes, pumps, tanks, motors, conduits, switchboards, elevators, escalators, shades, awnings, screens, storm doors and windows, stoves, wall beds, refrigerators, attached cabinets, partitions, ducts and compressors, and all of the right, title and interest of the Mortgagor in and to any Equipment which may be subject to any conditional bill of sale, chattel mortgage or security interest superior to the lien or security interest established by this Mortgage; and

      (m) All proceeds, additions, replacements and substitutions of and to any of the foregoing.

      TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, forever;

      AND, IT IS HEREBY COVENANTED that this Mortgage is given and the Mortgaged Property is to be held upon and subject to the terms, provisions and conditions herein set forth.

      Section 1. Representations and Warranties. The Mortgagor represents and warrants that:

      (i) The Mortgagor is lawfully seized with good and marketable title in fee simple absolute to the Mortgaged Property free and clear of all liens and encumbrances whatsoever, except taxes and assessments (other than respread assessments) general and special not delinquent, zoning ordinances and except for those matters set forth in Exhibit B attached hereto (hereinafter "Permitted Prior Encumbrances"), and has good and marketable title to all personal property included in the Mortgaged Property, subject only to the Permitted Prior Encumbrances; (ii) it has full right, power and authority to bargain, sell, mortgage and convey the Mortgaged Property as herein provided; and (iii) except as expressly provided above, it will warrant and defend to the Mortgagee such title to the Mortgaged Property and the lien and interest of the Mortgagee therein and thereon against all claims and demands whatsoever and will maintain the priority of the lien of, and the security interest granted by, this Mortgage upon the Mortgaged Property until the Mortgagor shall be entitled to defeasance as provided herein.

      Section 2. After-Acquired Property. All property of every kind acquired by the Mortgagor after the date hereof and located at, on or under the Premises, shall, without further mortgage, conveyance or assignment, become subject to the lien of this Mortgage as fully as though now


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owned by the Mortgagor and  specifically  described  herein.  Nevertheless,  the
Mortgagor shall take such actions and execute and deliver such additional instruments as the Mortgagee shall reasonably require to further evidence or confirm the subjection to the lien of this Mortgage of any such property.

      Section 3. Payment of Indebtedness. Mortgagor will pay the indebtedness secured hereby in the manner and at the times provided herein and/or in the Note or any other Loan Document, and, until the indebtedness secured hereby is fully paid, will comply with all the covenants, terms and provisions contained herein, in the Agreement and in any other Loan Documents.

      Section 4. Loan Advances. Advances made under the Note shall be in the form of a continual revolving credit whereby advances may be made, repaid and readvanced from time to time. The Mortgagee shall maintain an account on its books (the "Loan Account"), which shall evidence at all times the amount from time to time outstanding under the Note. This Mortgage secures the unpaid balances of any advances or readvances made under the Note, this Mortgage, the Agreement or any other Loan Document after this Mortgage has been delivered to the appropriate County Officer for recordation. It is also expressly provided for and agreed that this Mortgage secures said future advances and readvances, whether such advances and readvances are obligatory or to be made at the option of Mortgagee or otherwise, to the same extent as if such future advances and readvances were made on the date of the execution of this Mortgage although there may be no advance made at the time of execution of this Mortgage or no indebtedness outstanding at the time any advance or readvance is made. The total amount of indebtedness that may be secured by this Mortgage may decrease or increase from time to time; provided, however, that the total unpaid balance secured at any time shall not exceed Twenty Million Dollars ($20,000,000.00) plus interest thereon, and advances made by Mortgagee pursuant to this Mortgage, including without limitation, for the payment of taxes, assessments, insurance premiums, costs for the protection of the Mortgaged Property, reasonable attorneys' fees (at all tribunal levels) and court costs incurred in the collection of any or all of such sums of money and interest thereon. It shall be an Event of Default hereunder if Mortgagor shall file a notice pursuant to
Section 697.04(1)(b), Florida Statutes, limiting the amount of indebtedness that may be secured by this Mortgage. All future advances and readvances shall be made within twenty (20) years from the date hereof or such longer period of time as may be authorized by Florida law, and all indebtedness created by such future advances and readvances shall be secured hereby. All provisions of this Mortgage shall apply to any future advances or readvances made pursuant to the provisions of this Section. Nothing herein contained shall limit the amount secured by this Mortgage if such amount is increased by advances made by Mortgagee as herein elsewhere provided.

      Section 5. Continuing Lien. Mortgagor expressly agrees that any and all of the Mortgaged Property, howsoever and whensoever acquired, received or arising, shall secure any and all obligations, howsoever and whensoever incurred, without apportionment between obligations of the Borrower to Mortgagee under or with respect to any of the Loan Documents. Accordingly, all

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of the Mortgaged  Property is mortgaged,  assigned and conveyed,  and a security interest in favor of Mortgagee is granted therein, to secure (a) the entire indebtedness which may be owed to the Mortgagee from time to time pursuant to the Note, the Agreement or any other Loan Document, and (b) all other obligations of the Borrower under or with respect to any of the Loan Documents, and in no manner shall the rights of the Mortgagee in all or any portion of the Mortgaged Property be limited by virtue of the fact that any portion of the Mortgaged Property may have been (1) mortgaged, assigned and conveyed to Mortgagee, or a security interest in favor of Mortgagee granted therein, or (2) placed in the possession or control of the Mortgagee ancillary to the making of a particular advance hereunder or the incurrence of any other obligation, and Mortgagee shall have the right, in its sole and absolute discretion, to determine the order in which its rights in or remedies against any Mortgaged Property are to be exercised, which type(s) or portion(s) of Mortgaged Property are to be proceeded against, and the order of application of proceeds of Mortgaged Property as against any particular obligations.

      Upon the sale, exchange or other disposition of any of the Mortgaged Property, the lien and security interest created and provided for herein shall, without break in continuity and without further formality or act, continue in and attach to the instruments for the payment of money, accounts receivable, contract rights and all other cash and non-cash proceeds of such sale, exchange or disposition. The Mortgagee's right to proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Mortgagee to Borrower' sale, exchange or other disposition of any or all of the Mortgaged Property except as expressly authorized in the Loan Documents or consented to in writing by Mortgagee.

      The lien, security interests and rights granted to the Mortgagee hereunder shall continue in full force and effect until expressly released by Mortgagee, notwithstanding the termination of the line of credit provided in the Note and Agreement or the fact that the Loan Account may from time to time be temporarily in a credit position.

      Section 6. Hazardous Substances. (a) Mortgagor hereby represents that neither Mortgagor nor, to the best of Mortgagor's knowledge, after due inquiry, any other person or entity has ever generated, used or disposed of any Hazardous Substance (as defined below) from or in connection with the Mortgaged Property or used the Mortgaged Property as a storage facility for any Hazardous Substance.

      (b) Mortgagor hereby agrees to indemnify Mortgagee and hold Mortgagee harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' and paralegals' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence, usage, storage, generation or disposal on or under or in connection with the Mortgaged


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Property,  or the  escape,  seepage,  leakage,  spillage,  discharge,  emission, discharging or release from the Mortgaged Property, of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' and paralegals' fees, costs of any settlement or judgment or claims asserted or
arising  under  the  Comprehensive  Environmental  Response,   Compensation  and
Liability Act, under any so called Federal, state or local "superfund" or "superlien" law, or under any statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict
liability,   or  standards  of  conduct  concerning  any  Hazardous  Substance), regardless of whether within the control of Mortgagee.

      (c) For purposes of this Section 6, "Hazardous Substance" shall mean and include those elements or compounds which are from time to time contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by Congress or the EPA or defined by any other Federal, Florida, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect.

      (d) If Mortgagor receives any notice of (i) the happening of any event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on or in connection with the Mortgaged Property or in connection with operations thereon or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting or related to the Mortgaged Property (an "Environmental Complaint") from any person or entity (including without limitation the EPA), then Mortgagor shall within five (5) days notify Mortgagee orally and in writing of said notice.

      (e) If Mortgagor shall not effect the cleanup or removal, containment and other action required as the result of such Environmental Complaint with diligence and continuity in a manner reasonably satisfactory to Mortgagee within 180 days after notice thereof, then Mortgagee shall have the right but not the obligation, and without limitation of Mortgagee's rights under this Mortgage, to enter onto the Mortgaged Property or to take such actions as Mortgagee deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Substance or Environmental Complaint following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance or any Environmental Complaint pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit or other action against Mortgagor and/or which, in the absolute and sole opinion of Mortgagee, could jeopardize Mortgagee's security under this Mortgage. All reasonable costs and expenses incurred by Mortgagee in the exercise of any such rights and shall be payable by Mortgagor within ten (10) days following receipt of a notice therefor, shall bear interest thereafter at the Default Rate and shall be secured by this Mortgage.



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      (f)  Mortgagee  shall have the right,  in its  reasonable  discretion,  to require Mortgagor to periodically (but not more frequently than annually unless an Environmental Complaint is then outstanding) perform (at Mortgagor's expense) an environmental audit and, if deemed necessary by Mortgagee, an environmental risk assessment, each of which must be satisfactory to Mortgagee, of the Mortgaged Property, of hazardous waste management practices and/or hazardous waste disposal sites used in connection with operations conducted at the Mortgaged Property. Said audit and/or risk assessment must be an environmental consultant reasonably satisfactory to Mortgagee. Should Mortgagor fail to perform said environmental audit and/or risk assessment within thirty (30) days of Mortgagee's written request, Mortgagee shall have the right but not the obligation to retain an environmental consultant to perform said environmental audit and/or risk assessment. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or charged to Mortgagor's loan balance at the discretion of Mortgagee.

      (g) Any breach of any warranty, representation or agreement contained in this Section 6 shall, after any required notice and opportunity to cure by use of diligence and continuity, be an Event of Default under this Mortgage and shall entitle Mortgagee to exercise any and all remedies provided in this Mortgage or otherwise permitted by law. The provisions of this Section 6 shall survive satisfaction, release or foreclosure of this Mortgage and shall inure to the benefit of any transferee of title to the Mortgaged Property through foreclosure of the Mortgage or any Loan Document or through deed in lieu thereof (but only to the extent such transferee is Mortgagee, its successor, an assignee of the Note, a participant of any of the foregoing or an affiliate or entity related to any of the foregoing).

      Section 7. Commercial Code and Financing Statement. This Mortgage constitutes a security agreement, and creates a continuing security interest as to all or any part of the Mortgaged Property which is of a nature that a security interest therein can be created and perfected under the Uniform Commercial Code from time to time in effect in the State in which the Mortgaged Property is located, and all replacements and additions thereto and substitutions and proceeds thereof. Mortgagee shall have all remedies of a secured party under the Uniform Commercial Code with respect to any property subject to the security interest created pursuant to this Section. This Mortgage also constitutes a financing statement with respect to any and all property included in the Mortgaged Property which is or may become fixtures. Mortgagor hereby authorizes Mortgagee to file carbon, photographic or other reproduction of a financing statement, and any such filing shall constitute a sufficient financing statement under the Uniform Commercial Code.

      Section 8. Maintenance and Use of Mortgaged Property. The Mortgagor at its expense, shall keep the Mortgaged Property in good order and in a clean and safe condition (ordinary wear and tear excepted) and shall make all necessary or appropriate repairs, replacements, restorations and renewals thereof, interior, exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen. The Mortgagor will not do, or permit to be done, any act or thing which


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might  impair the value or  usefulness  of the  Mortgaged  Property  or any part thereof, will not commit or permit any waste of the Mortgaged Property or any part thereof, and will not permit any unlawful occupation, business or trade to be conducted on the Mortgaged Property or any part thereof. The Mortgagor shall also, at its expense, promptly comply with all rights of way, privileges,
franchises,   servitudes,   licenses,   easements,   tenements,   hereditaments,
restrictions of record and appurtenances being a part of, or burdening, the Mortgaged Property. The Mortgagee understands that construction of subdivision improvements, the movement of earth and soil and the construction of buildings and other amenities is occurring upon the Mortgaged Property and agrees that the same do not constitute waste to the extent done for the purpose of such improvements and in accordance with applicable law and regulation.

      Section 9. Compliance with Legal and Insurance Requirements. The Mortgagor, at its expense, shall promptly comply with all Legal Requirements and Insurance Requirements, and shall procure, maintain and comply with all permits, licenses and other authorizations required for the construction, installation, operation, maintenance and use of the Mortgaged Property. As used in this Section, "Legal Requirements" means all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental entities, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen and unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Mortgaged Property or any part thereof, or any use or condition of the Mortgaged Property or any part thereof, and "Insurance Requirements" means all provisions of any insurance policy covering or applicable to the Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property or any part thereof, or any use or condition thereof. The Mortgagor may, at its expense and after prior written notice to the Mortgagee, contest in good faith by appropriate legal proceedings any Legal Requirement and postpone compliance therewith pending the resolution or settlement of such contest provided that (i) such postponement does not, in the reasonable opinion of the Mortgagee, adversely affect the condition, or value of, or the lien of this Mortgage as to, any part of the Mortgaged Property, and
(ii) the Mortgagor shall deposit in escrow with the Mortgagee pending such contest moneys sufficient in amount to cover the cost of compliance with Legal Requirement in excess of Five Hundred Thousand Dollars ($500,000.00)so contested.

      Sections 10 and 11.  Intentionally omitted.

      Section 12. Payment of Taxes and Other Governmental Charges. The Mortgagor shall pay promptly when due all taxes, assessments (whether general or special), and other governmental charges of any kind whatsoever, foreseen or unforeseen, ordinary or extraordinary, that now or may at any time hereafter be imposed, assessed or levied against or with respect to the Mortgaged Property or any part thereof, or upon the Mortgagee's interest therein (without regard to any law


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heretofore  or  hereafter  enacted  imposing  payment  of the  whole or any part thereof upon the Mortgagee). If requested by Mortgagee, within five (5) Business Days after receipt of evidence of payment of real estate taxes or assessments relating to the Mortgaged Property, and in any case not more than thirty (30) days after the same are due and payable, Mortgagor shall deliver to Mortgagee evidence of such payment in form and substance satisfactory to Mortgagee. Mortgagor shall pay any and all documentary stamps and intangible taxes which may be due with respect to any advance or readvance of loan proceeds. If at any time any agency of the State of Florida shall determine that the documentary stamps affixed to the Note are insufficient or if no documentary stamps have been affixed and that such stamps should thereafter be affixed, the Mortgagor shall pay for the same, together with any interest or penalties imposed in connection with such determination and the amount of money needed to pay for such stamps and penalties shall, until such stamps are purchased and affixed, be a portion of the indebtedness secured hereby and bear interest from the date of such determination at the rate set forth in the Note applicable to a period when default exists thereunder.

      If at any time applicable law shall require Internal Revenue Stamps to be affixed to the Note, Mortgagor shall pay for the same, together with any interest or penalties imposed in connection therewith. In the event of the passage after the date of this Mortgage of any Federal, state or local law, deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws of or the taxation of mortgages or debts secured by mortgages for Federal, State or local purposes, or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Note, any other indebtedness secured hereby or any instrument securing the indebtedness secured hereby, the holder of this Mortgage and of the debt which it secures shall have the right to declare the debt secured by this Mortgage and any interest thereon due on a date to be specified by written notice to Mortgagor from Mortgagee, which date shall be not less than one hundred eighty (180) days after the date of such notice unless an Event of Default exists, provided, however, that such election shall be ineffective if the Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if the Mortgagor, prior to such specified date, does pay such tax and agrees to pay any such tax when thereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Mortgage.

      The Mortgagor may, at its expense and after prior notice to the Mortgagee, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments and other charges and, during the period of such contest, permit the items so contested to remain unpaid. During the period when the taxes, assessments or other charges so contested remain unpaid, the Mortgagor shall deposit in escrow with the Mortgagee moneys equal in amount to the amount of such contested taxes, assessments or charges in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate.



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      Section 13. Required Insurance Coverage.  (a) The Mortgagor shall keep the
Mortgaged Property continuously insured for the benefit of the Mortgagee against loss or damage by fire and other hazards included in a standard fire insurance policy with extended coverage endorsement, including vandalism and malicious mischief coverage and such other coverage as Mortgagee may reasonably require,
duly  endorsed  to  show  the  interest  of  the  Mortgagee   under  a  standard
non-contributing mortgagee clause, in an amount equal to the greater of 80% of the then replacement value of the Mortgaged Property (excluding such amounts as are not insured by standard fire insurance policies, such as excavations, underground foundations, piping, underground utilities, footings below ground level lakes and ponds, and architect's fees relating to repair or restoration resulting from damage covered by such insurance); but in no event shall the amount of such insurance be less than that required to avoid co-insurance. The loss deductible provision for any such insurance shall not exceed Ten Thousand Dollars ($10,000.00).

      (b)  Intentionally omitted.

      (c) The Mortgagor shall obtain and continuously maintain single limit comprehensive general accident and public liability insurance in minimum amounts of $2,500,000, with a loss deductible clause not to exceed Ten Thousand Dollars ($10,000.00), and naming the Mortgagee as an additional insured, and the Mortgagee may, in its reasonable discretion, require such increases in coverage as it deems necessary or advisable as a result of the operations conducted by the Mortgagor on the Mortgaged Property and/or the insurance coverage carried by other entities conducting similar operations.

      (d) All insurance required to be obtained and maintained pursuant to this Mortgage shall be obtained from generally recognized, responsible insurance companies qualified or licensed to transact such business in the State of Florida and otherwise satisfactory to the Mortgagee. Each policy of insurance shall not be subject to cancellation or substantial modification without at least thirty (30) days prior written notice to the Mortgagee.

      (e) Mortgagor shall deposit with the Mortgagee all such policies of insurance or, at the option of the Mortgagee, binders, certificates or other evidence satisfactory to the Mortgagee that (i) the insurance required hereby has been obtained and is in full force and effect, and (ii) all premiums thereon have been paid in full. Prior to the expiration of any such insurance, the Mortgagor shall furnish the Mortgagee with evidence satisfactory to the Mortgagee that such insurance has been renewed or replaced and that all premiums thereon have been paid in full, and all insurance policies required hereby are in full force and effect.

      (f) Subject to Section 18, Mortgagor hereby assigns to the Mortgagee all of the Mortgagor's right, title and interest in and to all such policies of insurance and in and to any insurance proceeds resulting therefrom to the full extent of the indebtedness secured hereby, and authorizes and directs the insurer to pay any and all such proceeds directly to the Mortgagee. The Mortgagor shall have


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the right to adjust and compromise any claims under any such insurance policies, with the approval of Mortgagee with respect to any claim in excess of $1,000,000, which approval shall not be unreasonably withheld. In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Property shall succeed to all the rights of the Mortgagor (including any right to unearned premiums) in and to all policies of insurance assigned to the Mortgagee pursuant hereto.

      (g) Mortgagor shall maintain or cause to be maintained in connection with the Mortgaged Property any workers' compensation coverage required by the laws of the State in which the Mortgaged Property is located. If the Mortgaged Property is used for (1) manufacturing purposes, or (2) any purpose involving the use of machinery, mobile or production equipment, tank storage, or the production of any gases, chemicals, or any use other than general office, apartment living or storage purposes only, Mortgagor shall also maintain liability insurance coverage to insure against any liability risks not covered by workers' compensation coverage.

      Section 14.  Intentionally omitted.

      Section l5. Disposition of Mortgaged Property; Liens and Encumbrances. Except in connection with sales of single family residential dwellings or units pursuant to bona fide contracts between Borrower and one or more Persons not an Affiliate of Borrower as permitted by the Agreement, and except as expressly permitted by Sections 11, 19 and 49 of this Mortgage, the Mortgagor shall not sell, convey, assign, transfer, lease, or dispose of all or any part of the Mortgaged Property, or any interest therein, or enter into any agreement for any of the foregoing, in each case without the prior written consent of the Mortgagee. The Mortgagor shall not directly or indirectly create or permit to remain, and will promptly discharge, any mortgage, lien, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to all or any part of the Mortgaged Property, or any interest therein, or any revenues, income or profit or other sums arising from the Mortgaged Property or any part thereof (including, without limitation, any lien, encumbrance or charge as a result of operation of law) other than: (i) the lien and security interest of this Mortgage; (ii) liens for taxes, assessments and other governmental charges which are not at the time required to be paid pursuant to Section l2 hereof; (iii) liens of mechanics', materialmen, suppliers or vendors or rights thereto to the extent permitted by Section l6 hereof; and
(iv) the Permitted Prior Encumbrances specified in Section 1 hereof, if any.

      Section l6. Mechanics' and Other Liens. The Mortgagor shall not permit any construction or other liens to be filed or to exist against the Mortgaged Property or any part thereof in an amount in excess of One Hundred Thousand Dollars ($100,000.00) in any one instance or Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, and the Mortgagor shall, within sixty (60) days after notice of the filing of any such lien, cause the same to be discharged of record by payment, deposit, bond, order of a Court of competent jurisdiction or otherwise.



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      Section l7. No Claims Against Mortgagee.  This Mortgage does not relate to the construction of specific improvements and is for working capital pursuant to the Agreement. Nothing contained in this Mortgage shall be construed as a request by the Mortgagee, expressed or implied, for the performance of any labor or services or the furnishing of any materials or other property with respect to the Mortgaged Property or any part thereof, or be construed to give the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property with respect to the Mortgaged Property or any part thereof, or be construed to give the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any material or other property on behalf of Mortgagee, or in such manner as to provide the basis for any claim either against the Mortgagee or that any lien based on the performance of such labor or services or the furnishing of any such material or other property is prior to the lien of this Mortgage.

      Section l8.  Damage, Destruction, Eminent Domain.

      (a) Mortgagor shall promptly notify Mortgagee in writing of any damage to or destruction of any part of the Mortgaged Property, including a description of the nature, extent and date of the damage, the estimated cost of repair, and estimated net proceeds of insurance. Mortgagor shall promptly notify Mortgagee in writing of any proposed, threatened or actual taking or injury to any part of the Mortgaged Property pursuant to use of the power of eminent domain, including a description of the nature, extent and date of the taking or proposed taking and the estimated net proceeds of the condemnation award, or price for conveyance under threat of condemnation.

      (b) Mortgagor hereby assigns to Mortgagee all of Mortgagor's right, title and interest in and to any and all such proceeds of insurance and/or eminent domain awards (including any amount paid for a conveyance under threat of condemnation), and all such proceeds shall be paid to Mortgagee for application to the Mortgagee's costs of collection, any amounts then due pursuant to the Note, the Agreement or this Mortgage, and then to the prepayment without premium of principal; provided, however, that, subject to paragraph (c) below, and so long as no Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, has occurred, the Mortgagee shall promptly remit to Mortgagor such insurance proceeds to the extent less than $1,000,000 resulting from a single loss and shall further permit such insurance proceeds (to the extent not remitted to Borrower as aforesaid) to be used for the purpose of repairing, replacing, restoring and rebuilding the Mortgaged Property as nearly as practicable to the value, condition and character thereof immediately prior to such damage or destruction, with such changes or alterations, however, as the Mortgagor may deem necessary for proper use or operation of the Mortgaged Property and as may be approved by the Mortgagee, in accordance with Section 18(e) hereof.

      (c) If (i) any building being part of the Mortgaged Property is damaged or destroyed to such an extent that (y) it cannot be reasonably repaired, replaced or restored within a period of six (6)


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months  to  the  condition   thereof   immediately   preceding  such  damage  or
destruction, or (z) its normal use and operation is prevented for a period of six (6) months, or (ii) title to, or the temporary use of a significant portion of the Mortgaged Property shall have been taken to such an extent that (v) the Mortgaged Property cannot be reasonably repaired, replaced or restored within a period of six (6) months to a condition not substantially different from that existing prior to such taking, or (w) normal use and operation of the Mortgaged Property is prevented for a period of six (6) months, then, in any of such events, Mortgagor shall within thirty (30) days after receiving notice of any such events, cause the value of such property to be re-appraised in a manner satisfactory to Mortgagee and shall cause the amount outstanding pursuant to the Agreement to be permitted within the applicable Loan Amount Limitation, whether by subjecting additional Collateral hereto or by reducing the principal amount outstanding pursuant to the Note and Agreement.

      (d)  Intentionally omitted.

      (e) Mortgagor shall, regardless of the adequacy or availability of insurance proceeds, if any, promptly commence and complete the restoration, repair, replacement and rebuilding of the Mortgaged Property as nearly as practicable to the value, condition and character thereof immediately prior to any damage or destruction. Mortgagor shall, regardless of the adequacy or availability of proceeds of condemnation, if any, promptly commence and complete the restoration, repair, replacement and rebuilding of the Mortgaged Property as nearly as practicable to the value, condition and character thereof immediately prior to such taking. If no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default has occurred, Mortgagee shall make any insurance proceeds remaining in its possession, as provided in Paragraph (b) above, available for any such repair or restoration, and shall disburse such funds as work progresses in accordance with and subject to Mortgagee's then normal and customary construction loan disbursement practices and procedures, provided that Mortgagee may require Mortgagor either to deposit with Mortgagee, for disbursement prior to the disbursement of any such insurance proceeds, the amount in addition to such available net proceeds of insurance that will be required (in Mortgagee's judgment) to complete such repair or restoration, or to provide Mortgagee with evidence satisfactory to Mortgagee that such additional funds are available for such purposes.

      Section l9. Leases. The Mortgagor shall not enter into any lease of all or any part of the Mortgaged Property ("Lease") except for leases of individual single family residences, lots or units to Persons not Affiliates of Borrower in the ordinary course of business or except with the prior written consent of the Mortgagee and pursuant to lease terms in form and substance satisfactory to the Mortgagee. Unless otherwise provided by written instrument signed by the Mortgagee, any and all Leases (other than Permitted Prior Encumbrances, if any) shall be subordinated to this Mortgage. This Mortgage constitutes an absolute and present assignment of all rentals, income and other revenues payable under or derived from any and all Leases, subject only to the conditional license granted by the Mortgagee to the Mortgagor to collect such rentals, income and revenues during such times as no Event of Default shall have occurred hereunder. Concurrently with the


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execution and delivery hereof,  the Mortgagor has also executed and delivered to the Mortgagee a collateral assignment of its interests as lessor in all Leases and to all rentals, income and other revenues payable thereunder or derived therefrom, as additional collateral for the indebtedness hereby secured.

      The Mortgagor will perform, fulfill, comply with and observe each and every material covenant, agreement and condition to be performed, fulfilled, complied with and observed by the Mortgagor as lessor under the Leases, and will not suffer or permit any material default of the Mortgagor as lessor thereunder to occur (except defaults which are duly cured within the time provided in the Leases for the curing thereof).

      Section 20. Inspection. Mortgagee, its agents and employees shall have the right to enter upon and inspect the Mortgaged Property at any and all reasonable times for the protection of its interest in the Mortgaged Property and for such other purposes as may in Mortgagee's sole discretion be necessary or desirable in connection with the exercise of its rights hereunder or under the Agreement.

      Section 2l.  Intentionally omitted.

      Section 22. Indemnification. The Mortgagor hereby protects, indemnifies and saves harmless the Mortgagee, its officers, directors, agents and employees, from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against the Mortgagee or any of such persons by reason of (a) ownership of any interest in the Mortgaged Property or any part thereof, (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, excepting for those caused by the negligence of the Mortgagee, (c) any use, disuse or condition of the Mortgaged Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, or any streets or ways, excepting for those caused by the negligence of the Mortgagee, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms hereof or of the Agreement, or any inaccuracy in any representation or warranty made by Mortgagor herein or in the Agreement, (e) any necessity to defend any of the right, title or interest conveyed by this Mortgage, (f) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, (g) any subsidence or erosion of any part of the surface of the Mortgaged Premises, including any shoreline or any bank of any river, stream, creek, lake, ocean or other water source, or (h) the location or existence of asbestos or any toxic or hazardous waste, chemicals, materials or substance on, at, in or under the Mortgaged Property or any part thereof. If any action, suit or proceeding is brought against the Mortgagee, or any of its officers, directors, agents or employees, for any such reason, the Mortgagor, upon the request of such party, will at the Mortgagor's expense, cause such action, suit or proceeding to be resisted


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and  defended by counsel  satisfactory  to the  Mortgagee  or such  person.  Any amounts payable to an indemnified party under this Section which are not paid within ten (10) days after written demand therefor shall bear interest at the Default Rate from the date of such demand, and such amounts, together with such interest, shall be indebtedness secured by this Mortgage. The obligations of the Mortgagor under this Section shall survive any defeasance of the Mortgage.

      Section 23. Events of Default. An Event of Default as defined in the Agreement shall be an "Event of Default" under this Mortgage.

      Section 24. Right to Cure. If the Mortgagor or any Borrower shall fail to make any payment or perform any act required to be made or performed under this Mortgage or the Agreement, the Mortgagee, upon reasonable notice to Mortgagor of its intent to do so (not to exceed five (5) days) and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of the Mortgagor and may enter upon the Mortgaged Property or any part thereof for such purpose and take all such action thereon as, in its sole opinion, may be necessary or appropriate therefor, all without prejudice to any other rights or remedies available to Mortgagee. All payments so made by the Mortgagee and all costs, fees and expenses incurred in connection therewith or in connection with the performance by the Mortgagee of any such act, together with interest thereon at the Default Rate (as hereinafter defined) from the date of payment or incurrence, shall constitute additional indebtedness secured by this Mortgage and shall be paid by the Mortgagor to the Mortgagee on demand.

      Section 25. Remedies. If an Event of Default shall have occurred, the Mortgagee may exercise any or all or any combination of the remedies conferred upon or reserved to it under this Mortgage, the Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute. Without limitation, the Mortgagee may (a) declare the entire unpaid principal balance of the indebtedness secured hereby to be immediately due and payable, without notice or demand, except as expressly required by the Loan Documents, the same being expressly waived by the Mortgagor, and upon such declaration the entire indebtedness secured hereby shall become immediately due and payable and shall thereafter bear interest at a rate equal to five percent (5%) per annum in excess of the rate that would otherwise be applicable pursuant to the terms of the Note (the "Default Rate"); (b) proceed at law or equity to collect all indebtedness secured by this Mortgage then due hereunder, whether at maturity or by acceleration; (c) foreclose the lien of this Mortgage as against all or any part of the Mortgaged Property; and (d) exercise any rights, powers and remedies it may have as a secured party under the Uniform Commercial Code of the State in which the Mortgaged Property is located, including, without limitation, the option of proceeding as to both personal property and fixtures in accordance with the Mortgagee's rights with respect to real property.



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      Section  26.  Waiver of  Appraisement,  Valuation.  The  Mortgagor  hereby waives, to the full extent that it may lawfully do so, the benefit of all appraisement, valuation, stay and extension laws now or hereafter in force and all rights of marshalling of assets in the event of any sale of the Mortgaged Property, any part thereof or any interest therein, and any court having jurisdiction to foreclose the lien hereof may sell the Mortgaged Property (real or personal, or both) as an entirety or in such parcels, lots, manner or order as the Mortgagee in its sole discretion may elect.

      Section 27. Appointment of Receiver. If an Event of Default shall have occurred, the Mortgagee shall be entitled, to the extent permitted by law, to the appointment of a receiver for all or any part of the Mortgaged Property, whether such receivership is incidental to a proposed sale of the Mortgaged Property or otherwise. The foregoing is agreed to, in part, in recognition of the fact that a delay in the management, development, disposition or other activity involving the Mortgaged Property may substantially adversely affect Mortgagee's security by virtue of the effects of Florida's Growth Management Act and concurrency requirements and documents and instruments of record affecting development of the Mortgaged Property.

      Section 28. Possession, Management and Income; Assignment. If an Event of Default shall have occurred, the Mortgagee, to the extent permitted under applicable law, may enter upon and take possession of the Mortgaged Property or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Mortgagor and all other persons and any and all property therefrom and may hold, operate and manage the same and receive all revenues, income or profits accruing with respect thereto or any part thereof. The Mortgagee shall have no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, or for the failure to do so, except for grossly negligent or intentional misconduct.

      Section 29. Remedies Cumulative. Each right, power and remedy of the Mortgagee provided for in this Mortgage, in the Note, in the Agreement or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy, and the exercise or beginning of the exercise or partial exercise by the Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies.

      Section 30. Provisions Subject to Applicable Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

      Section 3l. No Waiver by Mortgagee. No failure by the Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any


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breach shall affect or alter this  Mortgage,  which shall continue in full force and effect with respect to any other then existing or subsequent breach.

      Section 32. Right to Sue for Installments. Mortgagee shall have the right from time to time to sue for any sums required to be paid pursuant to the terms of this Mortgage (whether principal, interest, taxes, insurance premiums, or otherwise) as the same become due, without regard to whether or not the principal or any other sums secured hereby shall then be due and payable, and without prejudice to the right of the Mortgagee to accelerate the indebtedness secured hereby or to commence an action for foreclosure or any other action for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

      Section 33. Additional Security. Without impairment of the lien and rights created by this Mortgage, the Mortgagee may accept additional security for the indebtedness secured by this Mortgage from the Mortgagor or (without notice to or the consent of the Mortgagor) from any other person or persons. Mortgagee may release or subordinate any part of the security for the indebtedness secured by this Mortgage without in any way impairing or affecting the validity or priority of this Mortgage as to the Mortgaged Property not specifically released. Mortgagee may resort to the security created by this Mortgage or to any such additional security in such manner and order as Mortgagee may elect, in each case without affecting the lien hereof and the rights conferred hereunder.

      Section 34. Notices. Any notice, demand or request required or permitted by this Mortgage shall be in writing and shall be deemed to have been sufficiently given at the earlier of when personally delivered or at 6:00 P.M. on the second Business Day after deposit in the United States certified or registered mail, postage prepaid, and addressed to the address of the party to whom such notice is directed as such address as is set forth at the beginning of this Mortgage, and in the case of the Mortgagee, to the attention of the Legal Department, or at such other address as any party may from time to time notify the other by notice in writing as aforesaid. A Business Day is any day other than a Saturday, Sunday or any day on which savings and loan associations are authorized or required to be closed in the State of Ohio.

      Section 35. Reimbursement of Attorneys' Fees and Expenses. If the Mortgagee becomes a party to any action wherein the Mortgagee must establish or defend the validity or priority of this Mortgage, the Mortgagor shall reimburse the Mortgagee on demand for any and all such costs or expenses incurred by Mortgagee, including, without limitation, attorneys' fees at all tribunal levels, together with interest thereon at the Default Rate from the date such costs and expenses are incurred, and all of said amounts, including interest, shall constitute indebtedness secured by this Mortgage to the extent permitted by law.

      Section 36. Discharge of Mortgage. If the Note and all other sums payable under this Mortgage and the Agreement shall have been fully paid, the line of credit provided by the Note and


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Agreement shall have been terminated,  then, upon the written request and at the expense of the Mortgagor, the Mortgagee will execute and deliver the original Note and such proper instruments of release and discharge as may reasonably be requested to evidence the defeasance, release and discharge of this Mortgage.

      The lien, security interests and rights granted to the Mortgagee herein shall continue in full force and effect until expressly released by Mortgagee, notwithstanding the termination of the line of credit provided by the Note and Agreement or the fact that the Loan Account may from time to time be in a credit position.

      Section 37. Recordation. The Mortgagor, at its expense, shall cause this Mortgage, any instruments supplemental hereto, and financing statements, including all necessary amendments, supplements and appropriate continuation statements, to be recorded, registered and filed, and to be kept recorded, registered and filed, in such manner and in such places as may be required in order to establish, preserve and protect the lien of this Mortgage as a valid, first mortgage lien on all real property and fixtures included in the Mortgaged Property and a valid, perfected first priority security interest in all fixtures included in the Mortgaged Property (including in each such case, without limitation, any such properties acquired after the execution hereof). If requested by the Mortgagee, but in each case not more than once in each calendar year, the Mortgagor, at its expense, will furnish the Mortgagee an opinion of counsel satisfactory to the Mortgagee specifying the action required and taken by the Mortgagor to comply with this Section 37 since the date of this Mortgage or the date of the most recent such opinion (or stating that no such action is or was necessary) and specifying all action which will be required to be taken in the next succeeding twelve month period.

      Section 38. Further Assurances. Mortgagor will properly execute and deliver, or cause to be executed and delivered from time to time, at the request of Mortgagee, all such further mortgages, security agreements, financing statements, assignments of leases now existing or hereafter entered into, transfers and such other assurances as the Mortgagee shall require for better assuring, mortgaging, pledging, assigning and confirming unto the Mortgagee all and singular the Mortgaged Property and the title thereto; provided, however, that no such assurance shall create liability or security not contemplated by the Agreement.

      Section 39. Estoppel Affidavits. The Mortgagor or the Mortgagee, as the case may be, within ten (l0) days after written request from the other party, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on the indebtedness secured hereby, and in the case of the Mortgagor only, whether or not any offsets or defenses exist against the obligations of Mortgagor to pay such principal and interest.

      Section 40. Amendments, Changes and Modifications. Except as otherwise provided in this Mortgage, this Mortgage may not be effectively amended, changed, modified, altered or terminated


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without  the prior  written  consent  of the  Mortgagee.  If the  payment of the indebtedness secured by this Mortgage, or any part thereof, be extended or varied, or if any part of the security or guaranties therefor be released, then all persons now or at any time hereafter liable therefor, or interested in the Mortgaged Property, shall be held to assent to such extension, variation or release and their liability and the lien of this Mortgage and all provisions hereof shall continue in full force and effect. The right of recourse against all such persons is expressly reserved by Mortgagee, notwithstanding any such extension, variation or release. Any person, firm or corporation taking a junior mortgage, or other lien upon the Mortgaged Property or any part thereof or any interest therein, shall take said lien subject to the rights of Mortgagee to amend, modify, extend or release this Mortgage, the Agreement or any other document or instrument evidencing, securing or guarantying the indebtedness secured by this Mortgage, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage losing its priority over the rights of any such junior lien. Any acceptance by the Mortgagee of part payment of any installment of principal or interest, or both, or part performance of any covenant, or delay by mortgagee for any period of time in exercising the option to accelerate any indebtedness evidenced by the Note or secured by this Mortgage shall not operate as a waiver of the right to exercise such option to accelerate such indebtedness.

      Section 4l. Governing Law. This Mortgage shall be deemed to be made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of the State of Florida.

      Section 42. Binding Effect. This Mortgage shall inure to the benefit of and be binding upon the Mortgagor, its successors and assigns, and the Mortgagee, its successors and assigns, provided that this Mortgage may not be assigned by the Mortgagor without the prior written consent of the Mortgagee and may not be assigned by the Mortgagee, except as provided in the Agreement.

      Section 43. Severability. If any term or provision of this Mortgage, or the operation thereof, shall be held to be invalid, illegal or unenforceable, the validity of the remaining provisions hereof, and the operation thereof, shall in no way be affected thereby, each of which shall be deemed to be effective to the full extent permitted by law.

      Section 44. Captions. The captions or headings herein shall be solely for convenience of reference and in no way define, limit or describe the scope or intent of any provisions or sections of this Mortgage.

      Section 45. Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Mortgage to produce or account for more than one such counterpart, or a copy hereof certified by the appropriate recording officer.



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      Section 46. Joint and Several  Liability.  If  Mortgagor  consists of more than one party, each of the undersigned shall be jointly and severally liable for the performance of all of the obligations, covenants and agreements of the Mortgagor contained herein.

      Section 47. No Setoffs. Mortgagor acknowledges that the indebtedness secured hereby was incurred in good faith for full value received, and the Mortgagor has no defenses, setoffs or counterclaims thereto.

      Section 48. Definitions. Whenever in this instrument the context so admits or requires, the terms "Mortgagor" and "Mortgagee" shall be construed as including their respective heirs, legal representatives, successors and assigns, as the case may be (provided, however, that nothing herein shall be construed to permit the assignment of this Mortgage by Mortgagor; and the pronoun as used herein to refer to either Mortgagor or Mortgagee in the third person, singular number and masculine gender, shall be construed as meaning the person, number and gender appropriate to the first designation to the respective parties hereto.

      Section 49. Partial Releases. Mortgagee will consent to the sale of any Single Family Residence (as defined in the Agreement) and a partial release of such Single Family Residence from the lien and operation of this Mortgage can be obtained upon Mortgagor's request and at Mortgagor's expense, subject to the following terms and conditions:

      (a)     No Event of Default has occurred and is existing;

      (b) Mortgagor, at its own expense, has submitted to Mortgagee at least two
(2) weeks prior to the date the release is required: (i) a legal description and sketch of survey or recorded plat of the portion of the Mortgaged Property to be released and other documentation as Mortgagee may deem reasonably necessary; and
(ii) a properly prepared partial release instrument in form and substance satisfactory to Mortgagee, in Mortgagee's reasonable judgment;

      (c) Suitable ingress and egress are assured for the remaining portion of the Premises subject to this Mortgage in the reasonable judgment of Mortgagee; and

      (d) Evidence of compliance with the requirements of such Federal, State or local laws and regulations as may from time to time apply to such sales, satisfactory to Mortgagee in its reasonable judgment.

When all of the foregoing conditions are satisfied in Mortgagee's determination, Mortgagee will, within ten (10) days after its receipt of the last of such items, execute and deliver the partial release of Mortgage to the appropriate escrow agent to be held in escrow pending the closing of the sale by Mortgagor of the Mortgaged Property to be released.



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      Section 50. WAIVER OF JURY TRIAL.  THE MORTGAGOR AND MORTGAGEE EACH WAIVES
THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, ANY ASPECT OF THE TRANSACTION IN CONNECTION WITH WHICH THIS DOCUMENT IS BEING GIVEN OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH SUCH TRANSACTION. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY
MORTGAGOR  AND  MORTGAGEE,   AND  EACH  OF  THE  MORTGAGOR  AND  MORTGAGEE  EACH
ACKNOWLEDGES THAT NO ONE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. MORTGAGOR AND MORTGAGEE EACH FURTHER ACKNOWLEDGES HAVING BEEN REPRESENTED IN CONNECTION WITH THE TRANSACTION WITH RESPECT TO WHICH THIS DOCUMENT IS BEING GIVEN AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL. MORTGAGOR AND MORTGAGEE EACH ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.



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      IN WITNESS WHEREOF,  this instrument has been signed and acknowledged this day of _______________, 1993.

Signed and Acknowledged
in the Presence of:

                                                  ORIOLE HOMES CORP.
Name Printed:

      By: ________________________________________


                              and: ________________________________________


Name Printed:
Witnesses as to ORIOLE HOMES CORP.


STATE OF FLORIDA        )
                        )
COUNTY OF               )

      I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by ______________________________________, the ___________________, of ORIOLE HOMES
CORP., a Florida corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or has produced ________________________ as identification and DID/DID NOT take an oath.
      WITNESS my hand and official seal in the County and State last aforesaid this _____ day of _______________, 1993.


      -------------------------------------------
(SEAL)
              Notary Public

      State of Florida



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                                    -----------------------------------------
                                    Typed, printed or stamped name of
                                    Notary Public

      My Commission Expires:___________________




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                                    EXHIBIT A
                                    ---------

                               (Legal Description)



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                                    Exhibit B
                                    ---------

                            (Permitted Encumbrances)




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